Exhibit 99.1

    Porter Bancorp, Inc. Declares Cash Dividend of $0.20 Per Share


    LOUISVILLE, Ky.--(BUSINESS WIRE)--May 18, 2007--Porter Bancorp, Inc. (NASDAQ: PBIB), parent company of PBI Bank, announced today that its Board of Directors declared a cash dividend of $0.20 per share. The dividend will be payable on July 2, 2007, to shareholders of record as of June 15, 2007.

    Porter Bancorp, Inc. is a bank holding company headquartered in Louisville, Kentucky and the seventh largest independent banking organization domiciled in the Commonwealth of Kentucky based on total assets. Through our subsidiary PBI Bank, we operate banking offices in Louisville and 12 other Kentucky communities located along central Kentucky's Interstate 65 corridor, which runs through Louisville and central Kentucky and connects Chicago and Indianapolis to Nashville and Atlanta. Porter Bancorp's common stock is traded on the Nasdaq Global Market under the symbol "PBIB."

    PBIB-F PBIB-G


    CONTACT: Porter Bancorp, Inc.
             Maria L. Bouvette, President and CEO, 502-499-4800